Exhibit 99.10

           (Text of graph posted to Ashland Inc.'s website concerning
                      APAC's twelve month contract awards)



            12 Month Average Construction Awards in 14 APAC States ($, millions)

                                            2000        2001       2002        2003
                                           -----       -----      -----       -----
                          January          1,241       2,081      2,009       1,806
                          February         1,309       2,188      1,886       1,870
                          March            1,422       2,111      1,921       1,757
                          April            1,589       1,973      1,934       1,746
                          May              1,693       2,114      1,698       1,781
                          June             1,718       2,076      1,807
                          July             1,852       1,958      1,874
                          August           1,861       1,997      1,876
                          September        1,901       2,029      1,771
                          October          1,977       1,971      1,814
                          November         2,022       1,978      1,817
                          December         2,063       2,008      1,784